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                                                                   EXHIBIT 23(a)

                        Independent Auditors' Consent
                        -----------------------------

The Shareholders and Board of Directors
Ferro Corporation:

We consent to the use of our report dated February 13, 2002, with respect to the consolidated balance sheets of Ferro Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.


 /s/ KPMG LLP
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KPMG, LLP
Cleveland, Ohio
August 1, 2002